SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 18, 2000

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                           GREG MANNING AUCTIONS, INC.
             (Exact name of registrant as specified in its charter)


           New York                     001-11988                22-2365834
(State or other jurisdiction of   (Commission file number)    (I.R.S. employer
 incorporation or organization)                              identification no.)


           775 Passaic Avenue,
        West Caldwell, New Jersey                                07006
 (Address of principal executive offices)                      (Zip code)

       Registrant's telephone number, including area code: (973) 882-0004


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Item 2.     Acquisition or Disposition of Assets.

         On December 8, 1999, Greg Manning Auctions, Inc. ("GMAI") entered into a merger agreement with Spectrum Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of GMAI ("Sub"), Spectrum Numismatics International, Inc. ("Spectrum"), and the shareholders of Spectrum, namely Warren Trepp, as trustee of the Rabard Trust dated August 25, 1989 (the "Rabard Trust"), Gregory
N. Roberts and Sharon Roberts (the "Roberts"), and Elaine Dinges, providing for the merger of Sub with and into Spectrum, with Spectrum continuing as a wholly-owned subsidiary of GMAI. Based in Santa Ana, California, Spectrum is a wholesaler of rare coins.

         GMAI's shareholders approved this merger at a special meeting of shareholders held on February 18, 2000, and the closing of this transaction took place the same day. The merger became effective on February 22, 2000, upon the filing of a certificate of merger with the Secretary of State of the State of Delaware and the filing of officer's certificates and a copy of the merger agreement with the Secretary of State of the State of California.

         The Spectrum shareholders owned all the issued and outstanding capital stock of Spectrum. In the merger, the Spectrum shareholders exchanged all of their shares of Spectrum common stock for shares of GMAI common stock. Of the 1,754,034 shares of GMAI common stock issued to the Spectrum shareholders, the Rabard Trust, the Roberts and Ms. Dinges received 906,573 shares, 684,126 shares and 163,335 shares, respectively. The aggregate value of the shares of GMAI common stock issued in the merger to the Spectrum shareholders was $25,000,000, minus $5,000 of expenses in excess of $200,000 incurred by Spectrum in connection with the merger. Pursuant to the terms of the merger agreement, the shares of GMAI common stock issued to the Spectrum shareholders were valued at $14.25 per share. The parties negotiated the price taking into account the then-current market price of GMAI common stock.

         The foregoing description of the merger is qualified in its entirety by reference to the full text of the merger agreement attached as Annex B to the definitive proxy statement of GMAI on Schedule 14A filed with the Securities and Exchange Commission on January 13, 2000.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements

         In accordance with Item 7(a)(4), these financial statements will be filed no later than 60 days after March 6, 2000.


(b)      Pro Forma Financial Information

         In accordance with Item 7(a)(4), these financial statements will be filed no later than 60 days after March 6, 2000.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Greg Manning Auctions, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    March 6, 2000                    GREG MANNING AUCTIONS, INC.


                                          By: /s/ Greg Manning
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                                             Greg Manning
                                             Chairman of the Board, Chief
                                             Executive Officer and President

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